Exhibit 1.1

EXECUTION COPY

AUXILIUM PHARMACEUTICALS, INC.

2,000,000 Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

September 24, 2009

UNDERWRITING AGREEMENT

September 24, 2009

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Jefferies & Company, Inc. (“Jefferies” or the “Underwriter”) an aggregate of 2,000,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 300,000 shares of Common Stock (the “Additional Shares”). Upon execution and delivery by the Underwriter and the Company by 8:30 A.M. New York time on September 25, 2009 of a supplemental pricing agreement in the form attached hereto as Schedule B, the aggregate number of Firm Shares to be purchased by the Underwriter and the aggregate member of Additional Shares subject to the Underwriter’s over-allotment option shall be increased as set forth on such supplemental pricing agreement. The execution and delivery of such supplemental pricing agreement shall not in any other way amend or modify the terms hereof; neither party hereto shall have any obligation to enter into a supplemental pricing agreement. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-145710) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended or supplemented at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the basic prospectus (whether or not in preliminary form) included in the Registration Statement and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriter and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriter with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Basic Prospectus together with the Permitted Free Writing Prospectuses, if any, considered as a whole.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the registration statement, Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriter agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company Firm Shares at a purchase price of $33.48 per Share (the “Initial Purchase Price per Share”). If the per share price to public as set forth on the cover page of the Prospectus Supplement (the “Price to Public”) exceeds $34.20, then the price at which the Underwriter shall purchase the Firm Shares shall be equal to the Initial Purchase Price per Share plus an amount equal to 50% of such excess. The Company is advised by you that the Underwriter intends (i) to make a public offering of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus and in a manner not inconsistent with the “Plan of Distribution” section of the Basic Prospectus. You hereby agree to use your commercially reasonable efforts to complete such offering no later than the “time of purchase” (as defined below). You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the Underwriter the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. The Over-Allotment Option may be exercised by Jefferies at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time on a date as designated by Jefferies that is no later than September 30, 2009 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey & LeBoeuf LLP at 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Prospectus when filed, will comply in all material respects with the Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares; the Registration Statement at the Effective Time, as then amended or supplemented, will comply in all material respects with the Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package as of the Applicable Time (as defined below) and at the time of each sale of the Shares between the Applicable Time and the time of purchase, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus as of its date and as of the time of purchase, as then amended or supplemented, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the representations and warranties set forth in the three immediately preceding clauses do not apply to statements in or omissions from the Registration Statement or the Prospectus or the Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 9 below; there are no contracts or other documents required under the Act to be described in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required; as used herein, “Applicable Time” means 4:00 P.M., New York City time, on September 24, 2009;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; the sending or giving, by the Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164 and assuming that the Underwriter complies with the record retention requirements, if any, of subsection (g) of Rule 433 and Rule 17a-4 under the Exchange Act); neither the Company nor the Underwriter is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act and assuming that the Underwriter complies with the record retention requirements, if any, of subsection (g) of Rule 433 and Rule 17a-4 under the Exchange Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act and assuming that the Underwriter complies with the record retention requirements, if any, of subsection (g) of Rule 433 and Rule 17a-4 under the Exchange Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d) if the Shares had been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992, the Company would have satisfied such standards for use of Form S-3;

(e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth on its unaudited Consolidated Balance Sheets as of June 30, 2009 contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the Commission on August 10, 2009 (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in such Quarterly Report and the grant of options and stock under existing equity compensation plans and employee stock purchase plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus); as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the Prospectus in the section entitled “Capitalization,” as adjusted for the sale of the Firm Shares, (subject to the issuance of shares of Common Stock upon exercise of stock options and warrants as disclosed in such Prospectus and the grant of options and stock under existing equity compensation plans and employee stock purchase plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus) all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on The NASDAQ Global Market” (the “NASDAQ”);

(f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below);

(g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except (A) where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”), and (B) as to those jurisdictions that do not recognize the legal concept of good standing;

(h) the Company has no subsidiaries (as defined under the Act) other than Auxilium International Holdings, Inc., Auxilium UK Ltd. and Auxilium US Holdings, LLC (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except (A) where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect and (B) as to those jurisdictions that do not recognize the legal concept of good standing; except as disclosed in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(i) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(j) the authorized capital stock of the Company, including the Shares, conforms as to legal matters to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Shares are in due and proper form;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, certificate of formation or operating agreement, as the case may be, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except in the case of (B), (C) or (D), to the extent that any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(m) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of (B), to the extent that any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(o) except as described in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus or as have been duly and validly waived, or shall expire upon the closing of, and do not apply to, the offering of the Shares, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to (A) register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (B) include any such shares or interests in the Registration Statement or (C) include any such shares or interests in the offering contemplated hereby, except in the case of (A) and (B), to the extent such right would not have a Material Adverse Effect;

(p) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except to the extent the failure to obtain any such approval, authorization consent or order or to make any such filing would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q) there are no actions, suits, claims, or proceedings pending or, to the Company’s knowledge, threatened or contemplated, nor to the Company’s knowledge is any investigation pending, threatened or contemplated, to which the Company or any of the Subsidiaries or, to the Company’s knowledge, any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(r) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Basic Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s) the financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained or incorporated by reference in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; and all disclosures contained or incorporated by reference in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t) except as disclosed in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(u) except as disclosed in the Registration Statement, the Basic Prospectuses and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(v) neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, not including the intellectual property owned by or licensed to the Company described in the following representation and warranty) described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as disclosed in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus and except to the extent that the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect; all of such property described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, and subsisting leases that are enforceable against the Company with no exceptions that would detract from the Company’s current use of such property, except to the extent that the failure to so hold such property would not, individually or in the aggregate, have a Material Adverse Effect; provided, that the Company and any Subsidiary shall not be deemed to hold less than a fully-marketable leasehold interest because the consent of the lessor to a future assignment has not been obtained;

(x) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development), except as described in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus and except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property, except as disclosed in the

Registration Statement, each Basic Prospectus and the Prospectus; (iii) to the Company’s knowledge and except as disclosed in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus, Prospectus and Permitted Free Writing Prospectus, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) to the Company’s knowledge and except as disclosed in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus, Prospectus and Permitted Free Writing Prospectus, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the Company’s knowledge there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application owned by a third party that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that can reasonably be relied upon to challenge the validity or enforceability of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that (A) may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office and (B) may no longer be submitted to the U.S. Patent and Trademark Office in such patent application without paying a government fee; and (ix) the product candidates described in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary;

(y) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for routine disciplinary and grievance matters and matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(z) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its Subsidiaries, taken as a whole, under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) to the Company’s knowledge is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, in each case, as in effect on the date hereof, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or would give rise to liability under any Environmental Law);

(aa) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, except where the failure to file such returns or pay such taxes, penalties or interest would not, individually or in the aggregate, have a Material Adverse Effect;

(bb) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able (i) to renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in a Material Adverse Effect;

(cc) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(dd) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee) the Company maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter and (iii) are effective in all material respects to perform the functions for which they were established; the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would be reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ff) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(gg) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required and where the failure to obtain a consent would, individually or in the aggregate, have a Material Adverse Effect;

(hh) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of the Foreign Corrupt Practices Act of 1977, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) the preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; each description of the results of such tests and trials contained in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, is accurate and complete in all material respects and fairly presents the data derived from such tests and trials, and except as disclosed in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus, Prospectus and Permitted Free Writing Prospectus, the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which it reasonably believes are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; neither the Company nor any Subsidiaries has received any notices or other correspondence from the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the Company and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies, except for such instances of non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect;

(jj) the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(kk) the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

(ll) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares;

(mm) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(nn) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to take any action that would subject it to service of process or to subject itself to taxation in excess of a normal amount under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriter in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act; in case the Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Basic Prospectus or the Prospectus, and to provide you and Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(f) subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares;

(g) to advise the Underwriter promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriter promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than November 9, 2010;

(i) to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

(j) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

(k) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement;

(l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriter relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s other obligations hereunder. Except as set forth herein, the Underwriter will pay all the costs and expenses, including fees and disbursements of their counsel in connection with any offers it makes. It is further understood, however, that the fees and disbursements of counsel to the Underwriter that the Company may be required to pay pursuant to clauses (iv) and (vi) of this Section 4(l) shall not exceed $35,000 in the aggregate;

(m) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of Jefferies, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), each Basic Prospectus and the Prospectus, (D) the filing of a registration on Form S-8 relating to the shares of Common Stock issued under any existing employee benefit plans described in the Registration Statement (excluding the exhibits thereto), and (E) the issuance of shares of Common Stock or securities exchangeable for, exercisable for or convertible into shares of Common Stock in connection with the acquisition of another company;

(o) prior to the time of purchase or any additional time of purchase, as the case may be, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication or press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, and to issue no such press release or communications or hold such press conference without your prior consent, which shall not be unreasonably withheld, conditioned or delayed;

(p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(q) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(r) to use its reasonable best efforts to cause the Shares to be listed on the NASDAQ and to maintain the listing of the Common Stock, including the Shares, on the NASDAQ; and

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5. Reimbursement of the Underwriter’s Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause (2) of the second paragraph of Section 7 hereof or the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of its counsel reasonably incurred by you in connection with this Agreement or the offering contemplated hereby.

6. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company that are not qualified by materiality or Material Adverse Effect, and the accuracy of the representations and warranties on the part of the Company that are qualified by materiality and Material Adverse Effect, in each case, on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for the Underwriter, and in form and substance satisfactory to Jefferies, in the form set forth in Exhibit A hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Jennifer Evans Stacey, General Counsel of the Company, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for the Underwriter, and in form and substance satisfactory to Jefferies, in the form set forth in Exhibit B hereto.

(c) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriter (with executed copies for the Underwriter) in the forms satisfactory to Jefferies, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey & LeBoeuf LLP, counsel for the Underwriter, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Jefferies.

(e) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Morgan, Lewis & Bockius LLP, counsel for Auxilium UK Limited, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for the Underwriter, and in form and substance satisfactory to Jefferies, in the form set forth in Exhibit C hereto.

(f) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Axinn Veltrop & Harkrider, LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for the Underwriter, and in form and substance satisfactory to Jefferies, in the form set forth in Exhibit D hereto.

(g) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Elmore Patent Law Group, PC, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for the Underwriter, and in form and substance satisfactory to Jefferies, in the form set forth in Exhibit E hereto.

(h) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.

(i) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(j) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act (exclusive of any amendments or supplements thereto filed subsequent to the execution of this Agreement).

(k) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(l) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit G hereto.

(m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(n) The Shares shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(o) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of Jefferies, if (1) whether prior or subsequent to the time of execution of this Agreement, except as disclosed in the Registration Statement, the Basic Prospectuses and the Prospectus (exclusive of any amendments or supplements thereto filed after the execution of this Agreement), there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the good faith judgment of Jefferies, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of Jefferies, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If Jefferies elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors, officers and members, any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of the Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this

Section 8 being deemed to include any Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise unless the party to whom notice was not given was unaware of the proceeding to which such would have related and was materially prejudiced by the failure to give such notice. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors, officers or members or any person

(including each partner, officer, director or member of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Basic Prospectus, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

9. Information Furnished by the Underwriter. The statements set forth in (i) the first two sentences and the last sentence of the third paragraph under the caption “Underwriting” in the Prospectus concerning commissions; (ii) the tenth paragraph under the caption “Underwriting” in the Prospectus concerning lock-up agreements; (iii) the eleventh paragraph under the caption “Underwriting” in the Prospectus concerning electronic distribution; (iv) the thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting” in the Prospectus concerning price stabilization, short positions and penalty bids making by the Underwriter; and (v) in the section entitled “Notice to Investors,” constitute the only information furnished by or on behalf of the Underwriter, as such information is referred to in Sections 3 and 8 hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, (facsimile: (212) 284-2280) Attention: General Counsel; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355 (facsimile: 484-321-5999), Attention: General Counsel and Chief Financial Officer.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriter agree that the Underwriter is acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriter’s businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ James E. Fickenscher
Title:	Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of itself

JEFFERIES & COMPANY, INC.

By:	/s/ Dustin Tyner
Title:	Senior VP

SCHEDULE A

Free Writing Prospectus filed on September 24, 2009 (SEC File No. 333-145710)

A-1

SCHEDULE B

Supplemental Pricing Agreement

Pursuant to the introductory paragraph of the Underwriting Agreement dated September 24, 2009 between Auxilium Pharmaceuticals, Inc. and Jefferies & Company, Inc. (the “Underwriting Agreement”), the undersigned hereby agree to increase the number of Firm Shares to              and the number of Additional Shares to             . Upon execution and delivery of this Supplemental Pricing Agreement, references in the Underwriting Agreement to Firm Shares shall refer to              shares of Common Stock, and references to Additional Shares shall refer to              shares of Common Stock. All other terms and provisions of the Underwriting Agreement remain unchanged.

Capitalized terms used in this Supplemental Pricing Agreement but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

AGREED:	AGREED:

JEFFERIES & COMPANY, INC.	AUXILIUM PHARMACEUTICALS, INC.

By:	By:

B-1

Supplemental Pricing Agreement

Pursuant to the introductory paragraph of the Underwriting Agreement dated September 24, 2009 between Auxilium Pharmaceuticals, Inc. and Jefferies & Company, Inc. (the “Underwriting Agreement”), the undersigned hereby agree to increase the number of Firm Shares to 3,000,000 and the number of Additional Shares to 450,000. Upon execution and delivery of this Supplemental Pricing Agreement, references in the Underwriting Agreement to Firm Shares shall refer to 3,000,000 shares of Common Stock, and references to Additional Shares shall refer to 450,000 shares of Common Stock. All other terms and provisions of the Underwriting Agreement remain unchanged.

Capitalized terms used in this Supplemental Pricing Agreement but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

AGREED: JEFFERIES & COMPANY, INC.		AGREED: AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Sage Kelly	By:	/s/ James E. Fickenscher